UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2012

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
 (Registrant’s telephone number, including area code)

Copies to:
Joseph R. Vicente
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Transaction with Tonaquint, Inc.

In a transaction that closed on June 29, 2012, Cord Blood America, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Tonaquint, Inc. a Utah corporation (the "Investor") whereby the Company issued and sold, and the Investor purchased a Secured Convertible Promissory Note of the Company in the principal amount of $1,252,000 (the "Company Note").

The principal amount of the Company Note is $1,252,000 ("Maturity Amount"), and the Company Note was issued June 27, 2012 and is due 20 calendar months after the issuance date. The Company Note has an interest rate of 6.0%, which would increase to a rate of 18.0% on the happening of certain Events of Default (defined in the Company Note), including but not limited to: failure to pay and the failure by the Company or its transfer agent to deliver Conversion Shares (defined in the Company Note) within 3 Trading Days of the Company’s receipt of a Conversion Notice (defined in the Company Note).  The total amount funded in cash at closing was $1,120,000, representing the Maturity Amount less an original issue discount of $112,000 and the payment of $20,000 to the Investor to cover its fees.  Along with the Securities Purchase Agreement and the Company Note, the parties also entered into a Security Agreement and Irrevocable Instructions to Transfer Agent, and the Company executed a Consent to Entry of Judgment by Confession.

The Investor has the right to convert, subject to restrictions described in the Company Note, all or a portion of the outstanding amount of the Company Note into shares of the Company’s common stock at a price of $0.03.  So long as the Investor has not extinguished the Company Note in its entirety pursuant to such conversions, the Company shall make monthly payments to Investor on the Company Note, through either the issuance of shares of the Company’s common stock or by payment in cash, at the election of the Company.  Payments commence six months from the date of issuance of the Company Note and continue until the Company Note has been paid in full.  The amount of the monthly payments is the greater of (i) $100,000, plus the sum of any accrued and unpaid interest as of the applicable Installment Date (defined in the Company Note) and accrued and unpaid Late Charges (defined in the Company Note), if any, under the Company Note as of the applicable Installment Date (defined in the Company Note), and any other amounts accruing or owing to Investor under the Company Note as of such Installment Date, or (ii) the then-outstanding balance of the Company Note divided by the number of Installment Dates remaining prior to the Maturity Date.

In the event the Company is unable to make payments in cash or otherwise elects not to make a payment or payments in cash, the number of common shares delivered to the Investor upon conversion will be calculated by dividing the amount of the Company Note that is being converted by the market price of the common stock, which is defined as 80% of the arithmetic average of the three (3) lowest volume weighted average prices of the shares of the Company’s common stock during the twenty three (23) consecutive trading day period immediately preceding the date as of which such price determination is required (such as the effective date of a conversion).

The Company Note contains provisions which reduce the conversion price in the event the Company sells or grants certain securities to third parties at a per share price less than the conversion price then in effect under the Company Note. In such circumstances the conversion price is automatically reduced to the lower effective price at which the Company sells or grants the applicable securities, subject to certain exceptions.

The Company Note, Security Agreement, Transfer Agent Letter and Confession of Judgment, along with a Guaranty executed by all wholly owned subsidiaries of the Company and an Intercreditor Subordination Agreement executed by Havi Enterprises, LLC (the "Transaction Documents") were each delivered pursuant to the terms of the Purchase Agreement. The Purchase Agreement contains representations and warranties of the Company and the Investor that are customary for transactions of this kind.

The foregoing is only a summary of the terms of the transaction between the Company and the Investor. You are urged to read each of the Transaction Documents, which are attached as Exhibits to this Current Report and incorporated by reference herein.

Transaction with JMJ Financial

As set forth in great detail in prior SEC filings, JMJ Financial (“JMJ”) previously issued to the Company several “Secured & Collateralized Promissory Notes,” namely documents numbered as follows: C-12172009b; C-03012010a; C-03012010b; and C- 11192010a (the “JMJ Notes” or “C Notes”).  Concurrently with the issuance of each of the JMJ Notes, the Company issued to JMJ corresponding “Convertible Promissory Notes,” specifically documents numbered as follows: B-12172009b, B-03012010a, B-03012010b, and B-11192010a (the “Company Notes” or “B Notes”).

On June 29, 2012, the Company closed a transaction with JMJ pursuant to a Final and Full Payment Agreement executed by these parties (“JMJ Agreement”).  The JMJ Agreement relates to the JMJ Notes and the Company Notes, as well as to the February 8, 2011 settlement agreement between JMJ and the Company (“February 2011 Settlement Agreement”), but also includes release and cancellation provisions pertaining to any other notes, claims, documents or other rights (as set forth in more detail in the JMJ Agreement) that may have existed between the parties.

Pursuant to the JMJ Agreement, JMJ surrendered the remainder of $1,919,950 total from the Company Notes, as full payment of the pay-off amounts of the JMJ Notes.  Accordingly, JMJ no longer owes the Company any money under the JMJ Notes, and no longer has the ability to provide the Company with money under the JMJ Notes, which the Company would have been required to repay in accordance with the terms of the corresponding Company Notes.

Further pursuant to the JMJ Agreement, the Company paid JMJ $1,117,730.50, which was the amount outstanding and owed by the Company under the Company Notes, including the February 2011 Settlement Agreement.  This amount represented amounts advanced by JMJ under the JMJ Notes and not yet repaid by the Company through conversions of the Company’s common stock or otherwise.

Additional terms are set forth in the JMJ Agreement filed concurrently herewith.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are furnished herewith:

Exhibit No.	Description

10.1	Securities Purchase Agreement dated June 27, 2012

10.8	Secured Convertible Promissory Note dated June 27, 2012

10.9	Security Agreement dated June 27, 2012

10.11	Irrevocable Instructions to Transfer Agent dated June 28, 2012

10.12	Consent to Entry of Judgment by Confession dated June 27, 2012

10.13	Guaranty

10.14	Intercreditor Subordination Agreement

10.15	Final and Full Payment Agreement with JMJ Financial

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: July 6, 2012	By:	/s/ Joseph R. Vicente
Chairman and President